Exhibit 10.11

                  SHARE ESCROW AGENT AGREEMENT

     THIS SHARE ESCROW AGENT AGREEMENT (this "Agreement") is made and entered into as of November 30, 2000 by and among RightCHOICE Managed Care, Inc., a Delaware corporation ("RightCHOICE"), and U.S. Trust Company, National Association, as share escrow agent (the "Share Escrow Agent").

                            RECITALS

     A.     RightCHOICE's   Certificate  of  Incorporation   (the
"Certificate")   restricts  the  ability   of   any   Person   to
Beneficially Own shares of Capital Stock in excess of the Ownership Limit.

     B. Any Transfer that, if effective, would result in a violation of the Ownership Limit will also result in the creation of Excess
Shares pursuant to the Certificate.

     C.   RightCHOICE desires to provide for the escrow of Excess
Shares in accordance with the Certificate.

     D. The Share Escrow Agent has agreed to act as share escrow agent for RightCHOICE in connection with the Excess Shares.

                            AGREEMENT

     In consideration of the foregoing, and other good and valuable consideration, the parties agree as follows:

     1. Capitalized Terms. All capitalized terms used but not defined herein have their respective meanings as set forth in the Certificate.

     2. Excess Shares Escrow. If RightCHOICE at any time determines that a Transfer has taken place such that a Person Beneficially
Owns shares of Capital Stock in excess of the Ownership Limit, or that an Excess Owner intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Capital Stock in excess of the Ownership Limits, RightCHOICE shall take such actions as it deems necessary to give effect to the transfer of Excess Shares to the Share Escrow Agent, including refusing to give effect to the Transfer or any subsequent Transfer of Excess Shares by the Excess Owner on the books of RightCHOICE. Excess
Shares so held or deemed held by the Share Escrow Agent shall be issued and outstanding shares of Capital Stock.

     3. Excess Dividends Escrow. The Share Escrow Agent, as record holder of all Excess Shares, is entitled to receive all Excess
Share Dividends as may be declared by the Board of Directors of RightCHOICE and shall hold all Excess Share Dividends until disbursed in accordance with the provisions of Section 7. The
Share Escrow Agent also agrees to hold in escrow, subject to the provisions of this Agreement, any amounts it receives from RightCHOICE or any Excess Owner in respect of Excess Share
Dividends.

     4. Liquidation of RightCHOICE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, RightCHOICE, the Share Escrow
Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of RightCHOICE that is available for distribution to the holders of such class or series of Capital Stock. The
Share Escrow Agent shall distribute to the Excess Owner the amounts received upon such liquidation, dissolution or winding up or distribution in accordance with the provisions of Section 7.

     5. Voting of Excess Shares. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall vote, consent or assent the Excess Shares as follows:

          (a) to vote in favor of each nominee to the Board of Directors of RightCHOICE whose nomination has been approved by an Independent Board Majority and to vote against any candidate for the Board of Directors of RightCHOICE for whom no competing candidate has been nominated or selected by an Independent Board Majority;

          (b) unless such action is initiated by or with the consent of the Board of Directors of RightCHOICE, (i) to vote against removal of any director of RightCHOICE, (ii) to vote against any Change of the Bylaws of RightCHOICE or the Certificate, (iii) not to nominate any candidate to fill any vacancy of the Board of Directors of RightCHOICE, (iv) not to call any special meeting of the stockholders of RightCHOICE, and (v) not take any action by voting such Excess Shares that would be inconsistent with or would have the effect, directly or indirectly, of defeating or subverting the voting requirements contained in Section 5(a) of this Agreement or this Section 5(b);

          (c) to the extent not covered by Section 5(a) or Section 5(b) hereof, on any action, proposal or resolution requiring the approval of the Board of Directors of RightCHOICE as a prerequisite to entitle the stockholders of RightCHOICE to vote thereon and as a prerequisite to become effective, to vote in the same proportion as all other votes represented by shares of Capital Stock are cast with respect to such action, proposal or resolution; and

          (d)  to the extent not covered by Section 5(a), Section 5(b) or
     Section 5(c) hereof, to vote as recommended by the Board of Directors of RightCHOICE.

RightCHOICE shall provide the Share Escrow Agent with the information necessary for the Share Escrow Agent to determine how to vote the Excess Shares pursuant to this Section 5. If any calculation of votes under Section 5(c) hereof would require a fractional vote, the Share Escrow Agent shall vote the next lower number of whole Excess Shares. At such shareholders' meeting RightCHOICE shall inform the Share Escrow Agent of how the other shares of Capital Stock were cast for purpose of determining how the Share Escrow Agent shall vote the Excess Shares. The Share Escrow Agent shall use all reasonable commercial efforts to ensure, with respect to the Excess Shares, that such Excess Shares are counted as being present for the purpose of any quorum required for shareholder action of RightCHOICE and to vote as set forth above, provided, that it receives reasonable prior written notice from RightCHOICE of any such opportunities to vote the Excess Shares. For purposes hereof, written notice given to the Share Escrow Agent with respect to voting of Excess Shares in accordance with applicable state and federal laws, as well as the Certificate and Bylaws of RightCHOICE, shall be deemed reasonable.

     6. Sales of Excess Shares. The Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times and on such terms as shall be determined by RightCHOICE and provided by
RightCHOICE  to  the  Share Escrow Agent in writing.   The  Share
Escrow Agent shall have the right to take such actions as RightCHOICE shall deem appropriate to ensure that sales of Excess
Shares  shall be made only to Permitted Transferees.   The  Share
Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of the Excess Shares free of any interest of the Excess Owner of those Excess Shares and free of any other adverse interest arising through the Excess Owner. The Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee. Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Excess Owner, such shares shall upon such sales cease to be Excess Shares and shall become regular shares of Capital Stock in the class to which Excess Shares otherwise belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Excess Owner.

     7. Distributions From Excess Shares Sold. The proceeds from the sale of the Excess Shares to a Permitted Transferee and any Excess Share Dividends shall be distributed as follows: (a) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by RightCHOICE;
(b) second, to RightCHOICE for all costs and expenses incurred by RightCHOICE in connection with the appointment of the Share
Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and for any other direct or indirect and out of pocket expenses incurred by RightCHOICE in connection with the Excess Shares, including any litigation costs and expenses, and all funds expended by RightCHOICE to reimburse the Share
Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares;
and (c) third, the remainder thereof (as the case may be) to the Excess Owner; provided, however, if RightCHOICE shall have any questions as to whether any security interest or other interest adverse to the Excess Owner shall have existed with respect to any Excess Shares, neither the Share Escrow Agent, RightCHOICE nor anyone else shall have the obligation to disburse proceeds for those shares until the Share Escrow Agent is provided with such evidence as RightCHOICE shall deem necessary to determine the parties who shall be entitled to such proceeds.

     8. Escrow Account. The Share Escrow Agent shall maintain an escrow account designated as RightCHOICE Managed Care, Inc.--
Share Escrow Account (the "Escrow Account"). The Share Escrow
Agent shall deposit all checks and other payments received from RightCHOICE, Excess Owners or other Persons pursuant to this Agreement into the Escrow Account.

     9.   Deposit of Funds.

          (a) RightCHOICE will direct each Permitted Transferee to make payment by (i) delivery to the Share Escrow Agent of a personal, certified or official bank check, and made payable to "U.S. Trust
Company, N.A. for RightCHOICE Managed Care, Inc. -- Share  Escrow
Account" or (ii) a bank wire transfer to the Escrow Account pursuant to instructions to be agreed to by the parties.

          (b) The Share Escrow Agent will promptly notify RightCHOICE of the deposit of any funds into the Escrow Account.

     10. Termination Date. Subject to the rights of the Share Escrow Agent under Sections 13 and 21, which shall continue beyond the termination of this Agreement, this Agreement shall terminate upon RightCHOICE's delivery of a written notice to the Share Escrow Agent to such effect.

     11. Investment of Escrow Property. The Share Escrow Agent shall promptly invest any escrowed proceeds in shares of a money market mutual fund or other collective investment fund registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, and having a rating of AAA by Standard & Poor's or Moody's Investor Service. The Share Escrow Agent and its affiliates may act as agent, principal sponsor, or depositary, with respect to any such investment. The Share Escrow Agent shall in no event be liable for any loss resulting from the performance of any funds invested pursuant to this Section 11. Interest on proceeds invested pursuant to this Section 11 shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 7 and shall be taxable to the Excess Owner. The Share Escrow Agent shall not have any obligations with respect to any tax obligations that may arise under this Section 11.

     12. Collections. The Share Escrow Agent shall be under no duty or responsibility to enforce collection of any checks or other instruments delivered to the Share Escrow Agent hereunder. The
Share Escrow Agent shall promptly notify RightCHOICE if any check or instrument received from any Permitted Transferee shall be dishonored, not accepted or paid, or otherwise uncollectible. The Share Escrow Agent may recover any costs or expenses incurred in connection with such transaction from the applicable Permitted Transferee or RightCHOICE.

     13. Fees. The Share Escrow Agent shall provide all administrative and reporting services contemplated by this Agreement. The Share Escrow Agent's fees and expenses shall be as set forth on Exhibit A or as otherwise provided herein or therein. RightCHOICE shall pay such fees and expenses upon execution of this Agreement, or as otherwise provided in Exhibit A. The Share Escrow Agent shall send RightCHOICE a final invoice after closing of the escrow covering all out-of-pocket expenses or any other extraordinary services rendered.

     14. Consultation with Counsel. The Share Escrow Agent may consult with legal counsel, at the expense of RightCHOICE (which expenses shall be reasonable), in the event of any dispute or question as to the consideration of the foregoing instructions or the Share Escrow Agent's duties hereunder, and the Share Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion or advice of such counsel.

     15. Notices. All notices, communications and instructions required or desired to be given hereunder shall be in writing (including facsimile) and shall be given to such party, addressed to it, at its address and facsimile number set forth below or to such other address or facsimile number as such party may have furnished to the other parties in the manner for giving notices hereunder. Each such notice, communication or instruction shall be effective (i) if given by mail, five days after such communication is deposited in the mails with first-class postage prepaid addressed as aforesaid, (ii) if sent by facsimile to the facsimile number set forth below, when such facsimile is transmitted and its receipt is acknowledged, or (iii) if given by any other means, when delivered at the address specified below,

If to RightCHOICE, to:   Angela F. Braly, Esq.
                         Executive  Vice President  and  General Counsel
                         RightCHOICE Managed Care, Inc.
                         1831 Chestnut Street
                         St. Louis, Missouri  63103
                         Telephone No.:  (314) 923-4444
                         Facsimile No.:  (314) 923-8958

If to the Share Escrow Agent, to:  U.S. Trust Company, N.A.
                                   515 South Flower Street, Suite 2700
                                   Los Angeles, California  90071
                                   Attention:  Sandra Leess
                                   Telephone No.:  (213) 861-5000
                                   Facsimile No.:  (213) 488-1370

     16.  Limited Duties.

          (a) The duties and responsibilities of the Share Escrow Agent shall be limited to those expressly set forth in this Agreement;
provided, however, that this Agreement may be amended at any time or times by an instrument in writing signed by all the then parties in interest.

          (b) The Share Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any Person except only such notices or instructions provided by RightCHOICE or as otherwise hereinabove provided or an order or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case any order, judgment or decree which the Share Escrow Agent is advised by legal counsel of its own choosing is binding upon it, and further, if the Share Escrow Agent complies with any such order, writ, judgment or decree it shall not be liable to RightCHOICE or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (b) The Share Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or
genuineness   of  documents,  or  securities  now  or   hereafter
deposited hereunder, or of an endorsement thereon, or for any lack of endorsement thereon, for any description therein, nor shall the Share Escrow Agent be responsible or liable in any respect on account of the authority or rights of the Persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

          (c) The Share Escrow Agent shall not be responsible in any manner whatsoever for the recitals made herein. It is the intention of the parties hereto that the Share Escrow Agent shall not be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any rights and powers hereunder.

          (d) The Share Escrow Agent is not a party to, nor is it bound by nor need it give consideration to the terms or provisions of, any other agreement or undertaking between RightCHOICE and other
Persons, and the Share Escrow Agent is to give consideration only to the terms and provisions of this Agreement and, to the extent referred to herein, the Certificate. The Share Escrow Agent's only duties hereunder are to safeguard the Excess Shares and any monies held in escrow, to vote such shares as provided herein and to dispose of and deliver the same in accordance with this Agreement and, to the extent referred to herein, the Certificate.
If the Share Escrow Agent is called upon by the terms of this Agreement to determine the occurrence of any event or contingency, the Share Escrow Agent shall be obligated in making such determination, only to exercise reasonable care and diligence, and, in the event of error in making such determination, the Share Escrow Agent shall be liable only for its own intentional misconduct or grossly negligent conduct, and it shall, accordingly, not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel given in respect to any questions relating to the duties and responsibilities of the Share Escrow Agent under this Agreement. In determining the occurrence of any such event or contingency, the Share Escrow Agent may request from RightCHOICE or any other Person such additional evidence as the Share Escrow
Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency and, in this connection, may inquire and consult with its counsel and, among others, with RightCHOICE at any time, and the Share Escrow
Agent shall not be liable for any damages resulting from its reasonable delay in acting hereunder pending its examination of the additional evidence requested by it.

          (e) In the event of any disagreement between the parties to this Agreement, or between any of them and any other Person, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Share
Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Share Escrow Agent may at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Share
Escrow Agent shall not be or become liable in any manner to any Person for its failure or refusal to act, and the Share Escrow
Agent shall be entitled to continue to refrain from acting until:
(i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or
(ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested Persons, and the Share Escrow Agent shall have been notified thereof in writing signed by all such Persons. Notwithstanding the preceding sentence, the Share Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United
States or any political subdivision thereof, and the Share Escrow
Agent is hereby authorized to obey such orders, judgments, decrees or levies. The rights of the Share Escrow Agent under this subsection are cumulative of all other rights which it has by law or otherwise.

          (f) Should any controversy arise between the parties hereto with respect to this Agreement or with respect to the right of RightCHOICE to receive the Excess Shares or any monies held in escrow, the Share Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should a bill of interpleader be instituted, or should the Share Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement for the deposits made hereunder, RightCHOICE hereby binds and obligates itself, its successors and assigns, to pay the Share Escrow Agent, in addition to any charges made hereunder for acting as Share Escrow Agent, reasonable attorneys' fees incurred by the Share Escrow Agent, and any other reasonable disbursements, expenses, losses, costs and damages in connection with and resulting from such litigation, except in the case where losses or damages result from the Share Escrow Agent's intentional misconduct or gross negligence.

          (g) Without in any way limiting any other provision of this Agreement, it is understood and agreed that the Share Escrow
Agent shall be under no duty or obligation to give any notice, except as expressly provided herein.

          (h) The Share Escrow Agent shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for anything it may do or refrain from doing in connection herewith, except for its own intentional misconduct or grossly negligent conduct.

          (i) In no event shall the Share Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Share Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, except for consequential loss or damage arising out of the Share Escrow
Agent's own intentional misconduct or grossly negligent conduct.

     17. Records. The Share Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of the Escrow Account, or as may reasonably be requested by RightCHOICE from time to time before such termination, the Share Escrow Agent shall provide RightCHOICE with a complete copy of such records, certified by the Share Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of RightCHOICE shall also have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Share Escrow Agent.

     18. Governing Law; Binding. This Agreement is being made in, is governed by and is intended to be construed according to the laws of the State of Delaware. It shall inure to and be binding upon the parties hereto, their successors and assigns.

     19. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     20. Time. Whenever under the terms of this Agreement the performance date of any provision hereof shall fall on a day which is not a legal banking day, and upon which the Share Escrow Agent is not open for business, the performance thereof on the next succeeding business day of the Share Escrow Agent shall be deemed to be in full compliance.

     21. Indemnification. The Share Escrow Agent shall be indemnified and held harmless by RightCHOICE, from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Share Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Share
Escrow Agent hereunder except in the case of gross negligence or intentional misconduct under this Agreement by the Share Escrow
Agent. Promptly after the receipt by the Share Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Share Escrow Agent shall notify
RightCHOICE in writing.

     22. Successors. The Share Escrow Agent may be merged or consolidated with or into any entity or transfer all or substantially all of its assets to any entity, in which case, any entity resulting from any merger or consolidation or any entity succeeding to the business of the Share Escrow Agent, shall be successor of the Share Escrow Agent hereunder without the execution or filing of any paper or further act by any of the parties hereto. In case at any time the Share Escrow Agent or its legal successor or successors should become unable, through operation of law or otherwise, to act as Share Escrow Agent, or if its properties and affairs shall be taken under the control of any court or administrative body because of insolvency or bankruptcy or for any other reason, a vacancy shall forthwith and ipso facto exist in the office of the Share Escrow Agent, a successor Share Escrow Agent shall be appointed by RightCHOICE. RightCHOICE may be merged or consolidated with or into any entity or transfer all or substantially all of its assets to any entity, in which case, any entity resulting from any merger or consolidation or any entity succeeding to the business of RightCHOICE, shall be successor of RightCHOICE hereunder without the execution or filing of any paper or further act by any of the parties hereto.

     23. Resignation. The Share Escrow Agent may resign at any time upon thirty (30) days' prior written notice to RightCHOICE, whereupon RightCHOICE shall appoint a substitute Share Escrow
Agent and the Share Escrow Agent shall deliver the Excess Shares and monies held in escrow to any designated substitute Share
Escrow Agent selected by RightCHOICE. If RightCHOICE does not designate a substitute Share Escrow Agent within ten (10) days, the Share Escrow Agent may, in its sole discretion, institute a bill of interpleader as contemplated herein or otherwise submit appropriate pleadings. Notwithstanding the immediately preceding sentence, until a substitute Share Escrow Agent has been named and accepts its appointment or until another disposition of the Excess Shares and monies held in the Escrow Account has been agreed upon by all the parties hereto, the Share Escrow Agent shall be discharged of all of its duties and obligations hereunder except to hold such Excess Shares and monies in escrow.

     24. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

     25. No Fiduciary Duty to Purported Holders. The Share Escrow Agent shall not be deemed to be a fiduciary or agent of any Purported Holder or other Person other than RightCHOICE.

[remainder of page intentionally left blank; signatures appear on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.



                              RIGHTCHOICE MANAGED CARE, INC.



                              By:    /s/ John A. O'Rourke
                              Name:  John A. O'Rourke
                              Title: President



                              U.S. TRUST COMPANY, NATIONAL
                              ASSOCIATION


                              By:    /s/ Sandra H. Leess
                              Name:  Sandra H. Leess
                              Title: Senior Vice President

                            EXHIBIT A

ACCEPTANCE FEE                                         $500

For review and complete analysis of the escrow agreement and amendments thereto, meetings and conferences with all parties, execution of documents, and opening of required accounts.

ADMINISTRATIVE FEE                                     $2,500

For   normal  administrative  functions  as  specified   in   the
agreement, including maintenance of administrative records and custody of shares. Any extraordinary services will be charges based on our appraisal of the services rendered.

OTHER CHARGES

Stock Transactions                                     $.25 cents per share
                                                       ($275 minimum)

Purchase, sales, maturity or redemption of securities  $35.00

Wire   transfers                                       $25 per wire transfer

Out-of-pocket expenses and disbursements               At Cost

     Includes expenses incurred on the issuer's behalf  such
     as  postage,  telephone, insurance,  express  mail  and
     messenger  charges,  travel  expenses  to  attend   the
     closing or other meetings, etc.

Tax preparation fee                                    $500.00 per year



Charges for any services not specifically covered in this schedule will be billed commensurate with the services rendered. This schedule reflects charges which are not in effect for our normal and regular services and are minimal only, subject to modification where unusual conditions or requirements prevail, and does not include counsel fees or expenses and disbursements, which will be billed at cost, if applicable. The fees of our counsel shall be due and payable whether or not the transaction closes.